Exhibit 99.5

NUVERRA ENVRIONMENTAL SOLUTIONS, INC.

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, bank, or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Nuverra Envrionmental Solutions, Inc. (“Nuverra”), pursuant to the Rights Offering described and provided for in the prospectus dated July 18, 2016 (the “Prospectus”), hereby certifies to Nuverra, American Stock Transfer & Trust Company, LLC, as Subscription Agent for the Rights Offering, and to IPREO LLC, as information agent for the Rights Offering that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus).

Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Over-Subscription Privilege Exercised
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Broker, Dealer, Bank or Other Nominee

By:
Name:
Title:

Provide the following information, if applicable:

Depository Trust Company (“DTC”) Participant Number:

Participant

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s):